SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 12, 2004

Commission file number: 0-22340

Palomar Medical Technologies, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (I.R.S. Employer Identification No.)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code):   (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM  8.01   OTHER EVENTS

        November 18, 2004, Palomar Medical Technologies, Inc., a Delaware corporation (the “Company”), announced that on November 12, 2004 the Company entered into a Research Agreement, effective August 1, 2004, with The Massachusetts General Hospital Corporation whereby Massachusetts General Hospital, a Massachusetts corporation, agreed to conduct clinical and basic studies related to the research and development of light-based treatment for hair removal/reduction at Wellman Laboratories of Photomedicine. The Research Agreement has a three year term, and the Company has the right to exclusively license, on royalty terms to be negotiated, Palomar-funded inventions. This summary description of the event is qualified in its entirety by reference to the Research Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K.

        Statements contained in this Current Report that are not historical facts and other information provided by the Company and its employees from time to time may contain certain forward-looking information, as defined by (i) the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and (ii) releases by the SEC. Actual results could differ materially from those suggested in such forward-looking statements due to the risk factors identified below and other factors including, without limitation, risks concerning the timing of new product introductions, financing of future operations, the Company’s research partnerships, manufacturing risks, variations in our quarterly results, enforcement of intellectual property rights by us and our competitors, the occurrence of unanticipated events and circumstances, and general economic conditions, including stock market volatility. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

Number	Title

99.1*	RESEARCH AGREEMENT Agreement No. 2004A17959 Principal Investigator(s): R. Rox Anderson and Dieter Manstein Department: Wellman Laboratory

*	Filed under application for confidential treatment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2004	PALOMAR MEDICAL TECHNOLOGIES, INC. By: /s/ Joseph P. Caruso —————————————— Joseph P. Caruso Chief Executive Officer and President

EXHIBIT INDEX

Number	Title

99.1*	RESEARCH AGREEMENT Agreement No. 2004A17959 Principal Investigator(s): R. Rox Anderson and Dieter Manstein Department: Wellman Laboratory

*	Filed under application for confidential treatment